i3 VERTICALS REPORTS SECOND QUARTER 2024 FINANCIAL RESULTS

NASHVILLE, Tenn. (May 10, 2024) – i3 Verticals, Inc. (Nasdaq: IIIV) (“i3 Verticals” or the “Company”) today reported its financial results for the fiscal second quarter ended March 31, 2024.
Highlights for the second quarter and six months ended March 31, 2024 vs. 2023
•Second quarter revenue was $94.5 million, an increase of 0.7% over the prior year's second quarter. Revenue for the six months ended March 31, 2024, was $186.5 million, an increase of 3.7% over the prior year's first six months.
•Second quarter net income was $3.3 million, compared to net loss of $0.2 million in the prior year's second quarter. Net income for the six months ended March 31, 2024, was $4.9 million, compared to a net loss of $23 thousand in the prior year's first six months.
•Second quarter net income attributable to i3 Verticals, Inc. was $1.9 million, compared to net income attributable to i3 Verticals, Inc. of $36 thousand in the prior year's second quarter. Net income attributable to i3 Verticals, Inc. for the six months ended March 31, 2024, was $3.0 million, compared to net loss attributable to i3 Verticals, Inc. of $0.2 million in the prior year's first six months.
•Second quarter adjusted EBITDA1 was $25.8 million, an increase of 4.4% over the prior year's second quarter. Adjusted EBITDA1 for the six months ended March 31, 2024, was $51.0 million, an increase of 5.5% over the prior year's first six months.
•Second quarter adjusted EBITDA1 as a percentage of revenue was 27.3%, compared to 26.3% in the prior year's second quarter. Adjusted EBITDA1 a percentage of revenue for the six months ended March 31, 2024, was 27.3%, compared to 26.9% in the prior year's first six months.
•Second quarter diluted net income per share available to Class A common stock was $0.08, compared to diluted net loss per share available to Class A common stock of $0.00 in the prior year's second quarter. Diluted net income per share available to Class A common stock was $0.13 in the six months ended March 31, 2024, compared to diluted net loss per share available to Class A common stock of $0.01 in the prior year's first six months.
•Second quarter pro forma adjusted diluted earnings per share1, which gives pro forma effect to the Company's tax rate, was $0.34 compared to $0.38 for the prior year's second quarter. Pro forma adjusted diluted earnings per share1 for the six months ended March 31, 2024, was $0.70 compared to $0.75 for the prior year's first six months.
•Annualized Recurring Revenue ("ARR")2 for the three months ended March 31, 2024 and 2023 was $322.5 million and $305.7 million, respectively, representing a period-to-period growth rate of 5.5%.
•Software and related services revenue3 as a percentage of total revenue was 48.3% for the three months ended March 31, 2024.
•As of March 31, 2024, consolidated interest coverage ratio was 4.1x and total leverage ratio was 3.5x. These ratios are defined in the Company's 2023 Credit Agreement.
1.Represents a non-GAAP financial measure. For additional information (including reconciliation information), see the attached schedules to this release.
2.Annualized Recurring Revenue (ARR) is the annualized revenue derived from software-as-a-service (“SaaS”) arrangements, transaction-based software-revenue, software maintenance, recurring software-based services, payments revenue and other recurring revenue sources within the quarter. This excludes contracts that are not recurring or are one-time in nature. The Company focuses on ARR because it helps i3 Verticals to assess the health and trajectory of the business. ARR does not have a standardized definition and is therefore unlikely to be comparable to similarly titled measures presented by other companies. It should be reviewed independently of revenue, and it is not a forecast. Additionally, ARR does not take into account seasonality. The active contracts at the end of a reporting period used in calculating ARR may or may not be extended or renewed by i3 Verticals' customers.
3.Software and related services revenue includes the sale of subscriptions, recurring services, ongoing support, licenses, and installation and implementation services specific to software.
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IIIV Reports Second Quarter 2024 Financial Results

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Greg Daily, Chairman and CEO of i3 Verticals, commented, "In the second quarter of fiscal year 2024 we continued to make progress on our recurring revenue sources. SaaS and software transaction-based revenue were both up 10%, while payments was up 6%. Despite certain non-recurring sources of revenue such as license and professional services being temporarily lower, we still expanded our adjusted EBITDA margins by 100 bps year-over-year, a testament to our team’s efforts to drive bottom line results. Looking ahead, we are excited about our pipeline of opportunities as well as our market position in our core vertical markets.”
Update on Exploration of Sale of our Merchant Services Business
The Company previously announced that its Board of Directors initiated a process solely to explore the potential sale of certain assets related to its Merchant Services Business. While that process is ongoing, there is no assurance that the process to explore the sale of the Merchant Services Business will result in any transaction, or if the transaction is completed, the timing or terms of any such transaction. Any decision by the Board to engage in any transaction involving the Merchant Services Business will be aligned with the Board’s objectives of maximizing long-term shareholder value and strengthening the Company’s ongoing operations, and in all cases will be subject to then prevailing market conditions.
Revised 2024 Outlook
The Company's practice is to provide annual guidance, excluding the impact of acquisitions, dispositions and transaction-related costs. In particular, this annual guidance does not take into account any impact of the potential sale of i3 Verticals' Merchant Services Business as described above in the Company's results of operations for the fiscal year ending September 30, 2024, in the event that such sale is completed.
The Company is providing the following revised outlook for the fiscal year ending September 30, 2024:

(in thousands, except share and per share amounts)	Previous Outlook Range			Revised Outlook Range
	Fiscal year ending September 30, 2024
Revenue	$385,000	-	$400,000	$380,000	-	$394,000
Adjusted EBITDA (non-GAAP)	$109,000	-	$115,000	$107,000	-	$113,000
Depreciation and internally developed software amortization	$11,000	-	$13,000	$11,000	-	$13,000
Cash interest expense, net	$26,000	-	$29,000	$27,000	-	$29,000
Pro forma adjusted diluted earnings per share(1)(non-GAAP)	$1.52	-	$1.64	$1.49	-	$1.57
_______________________
1.Assumes an effective pro forma tax rate of 25.0% (non-GAAP).

With respect to the “Revised 2024 Outlook” above, reconciliations of adjusted EBITDA and pro forma adjusted diluted earnings per share guidance to the closest corresponding GAAP measure on a forward-looking basis is not available without unreasonable efforts. This inability results from the inherent difficulty in forecasting generally and quantifying certain projected amounts that are necessary for such reconciliations. In particular, sufficient information is not available to calculate certain adjustments required for such reconciliations, including changes in the fair value of contingent consideration, income tax expense of i3 Verticals, Inc. and equity-based compensation expense. The Company expects these adjustments may have a potentially significant impact on future GAAP financial results.
Conference Call
The Company will host a conference call on Friday, May 10, 2024, at 9:00 a.m. ET, to discuss financial results and operations. To listen to the call live via telephone, participants should dial (844) 887-9399 approximately 10 minutes prior to the start of the call. A telephonic replay will be available from 12:00 p.m. ET on May 10, 2024, through May 17, 2024, by dialing (877) 344-7529 and entering Confirmation Code 6854757.
To listen to the call live via webcast, participants should visit the “Investors” section of the Company’s website, www.i3verticals.com, and go to the “Events” page approximately 10 minutes prior to the start of the call. The online replay will be available on this page of the Company’s website beginning shortly after the conclusion of the call and will remain available for 30 days.
Non-GAAP Measures
This press release contains information prepared in conformity with GAAP as well as non-GAAP information. It is management’s intent to provide non-GAAP financial information to enhance understanding of the Company's consolidated financial information as prepared in accordance with GAAP. This non-GAAP information should be
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considered by the reader in addition to, but not instead of, the financial statements prepared in accordance with GAAP. Each non-GAAP financial measure and the most directly comparable GAAP financial measure are presented for historical periods so as not to imply that more emphasis should be placed on the non-GAAP measure. The non-GAAP financial information presented may be determined or calculated differently by other companies.
Additional information about non-GAAP financial measures, including, but not limited to, pro forma adjusted net income, adjusted EBITDA and pro forma adjusted diluted EPS, and a reconciliation of those measures to the most directly comparable GAAP measures is included in the financial schedules of this release.
About i3 Verticals
The Company delivers seamless integrated software and services to customers in strategic vertical markets. Building on its sophisticated and diverse platform of software and services solutions, the Company creates and acquires software products to serve the specific needs of public and private organizations in its strategic verticals, including its Public Sector (including Education) and Healthcare verticals.
Forward-Looking Statements
This release contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding the Company's fiscal 2024 financial outlook and statements of a general economic or industry specific nature. Forward-looking statements give the Company's current expectations and projections relating to its financial condition, results of operations, guidance, plans, objectives, future performance and business. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could have,” “exceed,” “significantly,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events.
The forward-looking statements contained in this release are based on assumptions that we have made in light of the Company's industry experience and its perceptions of historical trends, current conditions, expected future developments and other factors we believe are appropriate under the circumstances. As you review and consider information presented herein, you should understand that these statements are not guarantees of future performance or results. They depend upon future events and are subject to risks, uncertainties (many of which are beyond the Company's control) and assumptions. Factors that could cause actual results to differ from those expressed or implied by our forward-looking statements include, among other things: the impact of our Board of Directors exploring a potential sale of our Merchant Services Business, including the risks that a definitive agreement will not be reached with respect to a potential transaction or that a potential transaction will not be consummated, potential adverse effects on the market price of our Class A common stock or on our operating results because of the failure to complete such a potential transaction, potential adverse effects of the announcement or the consummation of such potential transaction on the market price of our Class A common stock, significant transaction costs associated with such a potential transaction, and the effect of the announcement or pendency of such potential transaction on our business relationships, operating results, and business generally, among other factors; ongoing economic and geopolitical conditions, including the impact of inflation and elevated interest rates, competition in our industry and our ability to compete effectively, and regulatory developments; the successful integration of acquired businesses; and future decisions made by us and our competitors. All of these factors are difficult or impossible to predict accurately and many of them are beyond our control. For a further list and description of these and other important risks and uncertainties that may affect our future operations, see Part I, Item 1A - Risk Factors in our most recent Annual Report on Form 10-K filed with the Securities and Exchange Commission, which we may update in Part II, Item 1A - Risk Factors in Quarterly Reports on Form 10-Q we have filed or will file hereafter.
Any forward-looking statement made by us in this release speaks only as of the date of this release and we undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.
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Contact:
Clay Whitson
Chief Financial Officer
(888) 251-0987
investorrelations@i3verticals.com
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IIIV Reports Second Quarter 2024 Financial Results

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i3 Verticals, Inc. Consolidated Statements of Operations
(Unaudited)
($ in thousands, except share and per share amounts)

	Three Months Ended March 31,			Six Months Ended March 31,
	2024	2023	% Change	2024	2023	% Change

Revenue	$94,542	$93,872	1%	$186,532	$179,901	4%

Operating expenses
Other costs of services	21,180	19,930	6%	41,604	38,999	7%
Selling, general and administrative	54,162	57,204	(5)%	107,694	108,207	—%
Depreciation and amortization	10,069	9,015	12%	19,808	17,691	12%
Change in fair value of contingent consideration	(290)	2,279	n/m	(527)	3,722	n/m
Total operating expenses	85,121	88,428	(4)%	168,579	168,619	—%

Income from operations	9,421	5,444	73%	17,953	11,282	59%

Other expenses (income)
Interest expense, net	7,750	6,199	25%	14,457	11,689	24%
Other income	(2,257)	—	n/m	(2,150)	(203)	959%
Total other expenses	5,493	6,199	(11)%	12,307	11,486	7%

Income (loss) before income taxes	3,928	(755)	n/m	5,646	(204)	n/m

Provision for (benefit from) income taxes	580	(563)	n/m	762	(181)	n/m

Net income (loss)	3,348	(192)	n/m	4,884	(23)	n/m

Net income (loss) attributable to non-controlling interest	1,470	(228)	n/m	1,908	181	954%
Net income (loss) attributable to i3 Verticals, Inc.	$1,878	$36	5,117%	$2,976	$(204)	n/m

Net income (loss) per share attributable to Class A common stockholders:
Basic	$0.08	$0.00		$0.13	$(0.01)
Diluted	$0.08	$0.00		$0.13	$(0.01)
Weighted average shares of Class A common stock outstanding:
Basic	23,331,239	23,135,898		23,299,214	23,066,499
Diluted	23,718,474	34,269,140		23,726,720	23,066,499
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IIIV Reports Second Quarter 2024 Financial Results

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i3 Verticals, Inc. Segment Summary
(Unaudited)
($ in thousands)

	For the Three Months Ended March 31, 2024
	Software and Services	Merchant Services	Other	Total
Revenue	$59,483	$35,075	$(16)	$94,542
Income (loss) from operations	$14,064	$7,656	$(12,299)	$9,421

Payment volume(1)	$851,241	$5,437,316	$—	$6,288,557

	For the Three Months Ended March 31, 2023
	Software and Services	Merchant Services	Other	Total
Revenue	$60,797	$33,094	$(19)	$93,872
Income (loss) from operations	$13,218	$5,774	$(13,548)	$5,444

Payment volume(1)	$716,426	$5,243,622	$—	$5,960,048

	For the Six Months Ended March 31, 2024
	Software and Services	Merchant Services	Other	Total
Revenue	$116,072	$70,497	$(37)	$186,532
Income (loss) from operations	$27,404	$15,789	$(25,240)	$17,953

Payment volume(1)	$1,633,100	$10,888,614	$—	$12,521,714

	For the Six Months Ended March 31, 2023
	Software and Services	Merchant Services	Other	Total
Revenue	$114,010	$65,928	$(37)	$179,901
Income (loss) from operations	$24,432	$12,791	$(25,941)	$11,282

Payment volume(1)	$1,368,602	$10,505,461	$—	$11,874,063
__________________________
1.Payment volume is the net dollar value of both (1) Visa, Mastercard and other payment network transactions processed by the Company's customers and settled to customers by the Company and (2) ACH transactions processed by the Company's customers and settled to customers by the Company.
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IIIV Reports Second Quarter 2024 Financial Results

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i3 Verticals, Inc. Consolidated Balance Sheets
($ in thousands, except share and per share amounts)

	March 31,	September 30,
	2024	2023
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$3,139	$3,112
Accounts receivable, net	66,539	65,110
Settlement assets	1,586	4,873
Prepaid expenses and other current assets	15,802	12,449
Total current assets	87,066	85,544

Property and equipment, net	11,002	12,308
Restricted cash	2,568	4,415
Capitalized software, net	61,345	62,577
Goodwill	410,772	409,563
Intangible assets, net	221,145	226,952
Deferred tax asset	51,591	52,514
Operating lease right-of-use assets	12,806	13,922
Other assets	7,247	13,698
Total assets	$865,542	$881,493

Liabilities and equity
Liabilities
Current liabilities
Accounts payable	$11,996	$11,064
Current portion of long-term debt	26,223	—
Accrued expenses and other current liabilities	26,854	37,740
Settlement obligations	1,586	4,873
Deferred revenue	36,931	35,275
Current portion of operating lease liabilities	4,421	4,509
Total current liabilities	108,011	93,461

Long-term debt, less current portion and debt issuance costs, net	343,392	385,081
Long-term tax receivable agreement obligations	40,323	40,079
Operating lease liabilities, less current portion	9,362	10,433
Other long-term liabilities	18,354	24,143
Total liabilities	519,442	553,197

Commitments and contingencies
Stockholders' equity
Preferred stock, par value $0.0001 per share, 10,000,000 shares authorized; 0 shares issued and outstanding as of March 31, 2024 and September 30, 2023	—	—
Class A common stock, par value $0.0001 per share, 150,000,000 shares authorized; 23,416,518 and 23,253,272 shares issued and outstanding as of March 31, 2024 and September 30, 2023, respectively	2	2
Class B common stock, par value $0.0001 per share, 40,000,000 shares authorized; 10,052,676 and 10,093,394 shares issued and outstanding as of March 31, 2024 and September 30, 2023, respectively	1	1
Additional paid-in capital	259,242	249,688
Accumulated deficit	(9,968)	(12,944)
Total stockholders' equity	249,277	236,747
Non-controlling interest	96,823	91,549
Total equity	346,100	328,296
Total liabilities and equity	$865,542	$881,493
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i3 Verticals, Inc. Consolidated Cash Flow Data
(Unaudited)
($ in thousands)

	Six Months Ended March 31,
	2024	2023

Net cash provided by operating activities	$25,147	$25,884
Net cash used in investing activities	$(12,369)	$(111,130)
Net cash (used in) provided by financing activities	$(17,885)	$83,814

Reconciliation of GAAP to Non-GAAP Financial Measures
The Company believes that the non-GAAP financial measures presented by the Company provide useful information to investors in understanding and evaluating the Company's ongoing operating results. Accordingly, the Company includes such non-GAAP financial measures when reporting its financial results to shareholders and potential investors in order to provide them with an additional tool to evaluate the Company’s ongoing business operations. The Company believes that these non-GAAP financial measures are representative of comparative financial performance that reflects the economic substance of the Company's current and ongoing business operations.
Although these non-GAAP financial measures assist in measuring the Company's operating results and assessing its financial performance, they are not necessarily comparable to similarly titled measures of other companies due to potential inconsistencies in the method of calculation. The Company believes that the disclosure of these non-GAAP financial measures provides investors with important key financial performance indicators that are utilized by management to assess the Company's operating results, evaluate the business and make operational decisions on a prospective, going-forward basis. Hence, management provides disclosure of these non-GAAP financial measures to give shareholders and potential investors an opportunity to see the Company as viewed by management, to assess the Company with some of the same tools that management utilizes internally and to be able to compare such information with prior periods. The Company believes that disclosure of these non-GAAP financial measures provides investors with additional information to help them better understand its financial statements just as management utilizes these non-GAAP financial measures to better understand the business, manage budgets and allocate resources.
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IIIV Reports Second Quarter 2024 Financial Results

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i3 Verticals, Inc. Reconciliation of GAAP Net Income to Non-GAAP Pro Forma Adjusted Net Income and Non-GAAP Adjusted EBITDA
(Unaudited)
($ in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Net income (loss) attributable to i3 Verticals, Inc.	$1,878	$36	$2,976	$(204)
Net income (loss) attributable to non-controlling interest	1,470	(228)	1,908	181
Non-GAAP adjustments:
Provision for (benefit from) income taxes	580	(563)	762	(181)
Non-cash change in fair value of contingent consideration(1)	(290)	2,279	(527)	3,722
Equity-based compensation(2)	5,777	6,802	12,285	13,648
M&A-related expenses(3)	714	358	958	1,085
Acquisition intangible amortization(4)	7,188	7,273	14,333	14,005
Non-cash interest expense(5)	262	368	676	729
Other taxes(6)	106	811	481	886
Net gain on exchangeable note repurchases and related transactions(7)	(2,257)	—	(2,257)	—
Gain on investment(8)	—	—	—	(203)
Loss on disposal of property and equipment(9)	—	—	107	—
Non-GAAP pro forma adjusted income before taxes	15,428	17,136	31,702	33,668
Pro forma taxes at effective tax rate(10)	(3,857)	(4,284)	(7,926)	(8,417)
Pro forma adjusted net income(11)	$11,571	$12,852	$23,776	$25,251
Cash interest expense, net(12)	7,488	5,831	13,781	10,960
Pro forma taxes at effective tax rate(10)	3,857	4,284	7,926	8,417
Depreciation and internally developed software amortization(13)	2,881	1,742	5,475	3,686
Adjusted EBITDA(14)	$25,797	$24,709	$50,958	$48,314
_______________
1.Non-cash change in fair value of contingent consideration reflects the changes in management’s estimates of future cash consideration to be paid in connection with prior acquisitions from the amount estimated as of the later of the most recent balance sheet date forming the beginning of the income statement period or the original estimates made at the closing of the applicable acquisition.
2.Equity-based compensation expense related to stock options and restricted stock units issued under the Company's 2018 Equity Incentive Plan and 2020 Acquisition Equity Incentive Plan.
3.M&A-related expenses are the professional service and related costs directly related to any merger, acquisition and disposition activity of the Company, which expenses we believe are not reflective of the underlying operational performance of the Company. This also includes financing costs related to the administration of our exchangeable notes.
4.Acquisition intangible amortization reflects amortization of intangible assets and software acquired through business combinations, acquired customer portfolios, acquired referral agreements and related asset acquisitions.
5.Non-cash interest expense reflects amortization of debt issuance costs and any write-offs of debt issuance costs.
6.Other taxes consist of franchise taxes, commercial activity taxes, reserves for ongoing tax audit matters, the employer portion of payroll taxes related to stock option exercises and other non-income-based taxes. Taxes related to salaries are not included.
7.Net gain on exchangeable note repurchases and related transactions reflects the gain on repurchases of exchangeable notes and warrant unwinds, net of the loss on sale of bond hedge unwinds, which occurred during the three months ended March 31, 2024.
8.Gain on investment reflects contingent consideration received for an investment that was sold in a prior year.
9.Loss on disposal of property and equipment is related to the sale of a building purchased through an acquisition.
10.Pro forma corporate income tax expense is based on non-GAAP adjusted income before taxes and is calculated using a tax rate of 25.0% for both 2024 and 2023, based on blended federal and state tax rates.
11.Pro forma adjusted net income represents a non-GAAP financial measure and assumes that all net income during the period is available to the holders of the Company's Class A common stock.
12.Cash interest expense, net represents all interest expense net of interest income recorded on the Company's statement of operations other than non-cash interest expense, which represents amortization of debt issuance costs and any write-offs of debt issuance costs.
13.Depreciation and internally developed software amortization reflects depreciation on the Company's property, plant and equipment, net, and amortization expense on its internally developed capitalized software.
14.Represents a non-GAAP financial measure.
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IIIV Reports Second Quarter 2024 Financial Results

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i3 Verticals, Inc. GAAP Diluted EPS and Non-GAAP Pro Forma Adjusted Diluted EPS
(Unaudited)
($ in thousands, except share and per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2024	2023	2024	2023
Diluted net income (loss) available to Class A common stock per share	$0.08	$0.00	$0.13	$(0.01)
Pro forma adjusted diluted earnings per share(1)(2)	$0.34	$0.38	$0.70	$0.75
Pro forma adjusted net income(2)	$11,571	$12,852	$23,776	$25,251
Pro forma weighted average shares of adjusted diluted Class A common stock outstanding(3)	33,810,078	34,269,140	33,819,224	33,814,550
________________
1.Pro forma adjusted diluted earnings per share, a non-GAAP financial measure, is calculated using pro forma adjusted net income and the pro forma weighted average shares of adjusted diluted Class A common stock outstanding.
2.Pro forma adjusted net income, a non-GAAP financial measure, assumes that all net income during the period is available to the holders of the Company's Class A common stock. Further, pro forma adjusted diluted earnings per share assumes that all Common Units in i3 Verticals, LLC and the associated non-voting Class B common stock were exchanged for Class A common stock at the beginning of the period on a one-for-one basis.
3.Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,091,604 and 10,110,975 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 387,235 and 1,022,267 shares resulting from estimated stock option exercises and restricted stock units vesting as calculated by the treasury stock method for the three months ended March 31, 2024 and 2023, respectively. Pro forma weighted average shares of adjusted diluted Class A common stock outstanding include 10,092,504 and 10,114,598 outstanding shares of Class A common stock issuable upon the exchange of Common Units in i3 Verticals, LLC and 427,506 and 633,453 shares resulting from estimated stock option exercises and restricted stock units vesting as calculated by the treasury stock method for the six months ended March 31, 2024 and 2023, respectively.
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